Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1489

Industrial Logistics Properties Trust Announces Second Quarter 2019 Results
Second Quarter Net Income of $0.20 Per Share
Second Quarter Normalized FFO of $0.46 Per Share

Newton, MA (July 30, 2019): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter and six months ended June 30, 2019.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

"During the second quarter, ILPT continued to execute on our business plan, which included strong leasing activity, and the completion of two previously announced portfolio acquisitions. These properties have been integrated into our existing portfolio operations with the expertise and support of The RMR Group’s real estate professionals across the country. We also completed approximately 359,000 square feet of new and renewal leasing, which resulted in weighted average rental rates that are approximately 27.5% higher than prior rental rates for the same space, with a weighted average lease term of 11.0 years."

Results for the Quarter Ended June 30, 2019:

Net income for the quarter ended June 30, 2019 was $13.1 million, or $0.20 per share, compared to $18.7 million, for the same quarter last year. Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2019 were $29.8 million, or $0.46 per share, compared to $25.6 million for the same quarter last year.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and to Normalized FFO for the quarters ended June 30, 2019 and 2018 appear later in this press release.

Results for the Six Months Ended June 30, 2019:

Net income for the six months ended June 30, 2019 was $29.9 million, or $0.46 per share, compared to $38.0 million, for the same period last year. Normalized FFO for the six months ended June 30, 2019 were $56.2 million, or $0.86 per share, compared to $51.7 million for the same period last year.

For the period from January 1, 2018 to January 17, 2018, the date of ILPT’s initial public offering, or the IPO, ILPT’s historical results of operations have been derived from ILPT’s former parent, Select Income REIT, or SIR, a

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

former publicly traded real estate investment trust, or REIT, that merged with and into a wholly owned subsidiary of Office Properties Income Trust (Nasdaq: OPI) on December 31, 2018.

Reconciliations of net income determined in accordance with GAAP to FFO and to Normalized FFO for the six months ended June 30, 2019 and 2018 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended June 30, 2019, ILPT entered new leases and lease renewals for approximately 359,000 square feet, which resulted in weighted average (by square feet) rental rates that were approximately 27.5% higher than prior rental rates for the same space, with a weighted average (by square feet) lease term of 11.0 years. There were no rent resets during the quarter ended June 30, 2019. Commitments for leasing capital and concessions for new and renewal leases entered during the quarter ended June 30, 2019 totaled approximately $472,000, or approximately $0.12 per square foot per lease year.

As of June 30, 2019, 99.3% of ILPT’s total rentable square feet was leased, compared to 99.4% as of March 31, 2019 and 99.1% as of June 30, 2018. Occupancy for properties owned continuously since April 1, 2018, or on a same property basis, decreased to 99.0% at June 30, 2019 from 99.1% at June 30, 2018. Same property cash basis net operating income, or Cash Basis NOI, increased 2.6% for the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018, primarily as a result of contractual rent increases and leasing activity at certain properties since April 1, 2018.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI, for the quarters ended June 30, 2019 and 2018, appear later in this press release.

Recent Investment Activities:

As previously disclosed, in February 2019, ILPT entered an agreement to acquire a portfolio of industrial properties located in the Indianapolis, IN and Cincinnati, OH market areas. At the time ILPT entered this agreement, ILPT completed the acquisition of seven of the eight properties. In April 2019, ILPT completed the acquisition of the remaining property with approximately 494,000 rentable square feet for a purchase price of $30.5 million, excluding acquisition related costs. This property was 100% leased to two tenants and had a remaining weighted average (by rental revenues) lease term of 9.2 years as of the date of acquisition.

In April 2019, ILPT acquired a previously disclosed portfolio of industrial properties located in 12 states with an aggregate of 8,694,321 rentable square feet for a purchase price of $624.7 million, including the assumption of $57.0 million of mortgage debt and excluding acquisition related costs. These properties were 100% leased to 13 tenants and had a remaining weighted average (by rental revenues) lease term of 9.2 years as of the date of acquisition.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, John Murray, Chief Financial Officer and Treasurer, Richard Siedel, and Vice President, Yael Duffy, will host a conference call to discuss ILPT’s second quarter 2019 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, August 6, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10132519.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT's website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT's website about five minutes before the call. The archived webcast will be available for replay on ILPT's website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s second quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Second Quarter 2019 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

ILPT is a REIT that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO, Normalized FFO, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income as presented in ILPT’s condensed consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at ILPT's properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO and Normalized FFO and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Rental income	$60,090	$39,420	$106,077	$80,025

Expenses:
Real estate taxes	7,495	4,582	13,060	9,167
Other operating expenses	4,198	2,824	7,584	6,369
Depreciation and amortization	16,709	6,890	26,320	13,763
General and administrative	4,856	2,888	8,656	5,462
Total expenses	33,258	17,184	55,620	34,761

Interest income	138	50	499	63
Interest expense (including net amortization of debt issuance costs and premiums of $494, $311, $897 and $622, respectively)	(13,924)	(3,552)	(21,520)	(7,354)
Income before income tax expense and equity in earnings of an investee	13,046	18,734	29,436	37,973
Income tax expense	(60)	(8)	(68)	(15)
Equity in earnings of an investee	130	—	534	—
Net income	$13,116	$18,726	$29,902	$37,958

Weighted average common shares outstanding - basic	65,039	65,011	65,035	63,238
Weighted average common shares outstanding - diluted	65,043	65,011	65,042	63,238

Net income per common share - basic and diluted	$0.20	$0.29	$0.46	$0.60

Industrial Logistics Properties Trust

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)

(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018

Net income		$13,116	$18,726	$29,902	$37,958
Plus:	depreciation and amortization	16,709	6,890	26,320	13,763
FFO and Normalized FFO		$29,825	$25,616	$56,222	$51,721

Weighted average common shares outstanding - basic		65,039	65,011	65,035	63,238
Weighted average common shares outstanding - diluted		65,043	65,011	65,042	63,238

FFO and Normalized FFO per common share - basic and diluted		$0.46	$0.39	$0.86	$0.82
Distributions declared per common share		$0.33	$0.27	$0.66	$0.27

(1)      ILPT calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO, ILPT adjusts for the items shown above, if any, and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of ILPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to qualify for taxation as a REIT, limitations in ILPT’s credit agreement, the availability to ILPT of debt and equity capital, ILPT's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Calculation of NOI and Cash Basis NOI:
Rental income	$60,090	$39,420	$106,077	$80,025
Real estate taxes	(7,495)	(4,582)	(13,060)	(9,167)
Other operating expenses	(4,198)	(2,824)	(7,584)	(6,369)
NOI	48,397	32,014	85,433	64,489
Non-cash straight line rent adjustments included in rental income (2)	(2,002)	(1,038)	(2,981)	(2,232)
Lease value amortization included in rental income (2)	(707)	(101)	(820)	(203)
Cash Basis NOI	$45,688	$30,875	$81,632	$62,054

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$13,116	$18,726	$29,902	$37,958
Equity in earnings of an investee	(130)	—	(534)	—
Income tax expense	60	8	68	15
Income before income tax expense and equity in earnings of an investee	13,046	18,734	29,436	37,973
Interest expense	13,924	3,552	21,520	7,354
Interest income	(138)	(50)	(499)	(63)
General and administrative	4,856	2,888	8,656	5,462
Depreciation and amortization	16,709	6,890	26,320	13,763
NOI	48,397	32,014	85,433	64,489
Non-cash straight line rent adjustments included in rental income (2)	(2,002)	(1,038)	(2,981)	(2,232)
Lease value amortization included in rental income (2)	(707)	(101)	(820)	(203)
Cash Basis NOI	$45,688	$30,875	$81,632	$62,054

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

(2)   ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$60,090	$39,420	$106,077	$80,025
Real estate taxes	(7,495)	(4,582)	(13,060)	(9,167)
Other operating expenses	(4,198)	(2,824)	(7,584)	(6,369)
NOI	48,397	32,014	85,433	64,489
Less:
NOI of properties not included in same property results	(15,103)	(23)	(18,672)	(23)
Same property NOI	$33,294	$31,991	$66,761	$64,466

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$33,294	$31,991	$66,761	$64,466
Less:
Non-cash straight line rent adjustments included in rental income (4)	(1,013)	(1,035)	(1,741)	(2,229)
Lease value amortization included in rental income (4)	(634)	(101)	(747)	(203)
Same property Cash Basis NOI	$31,647	$30,855	$64,273	$62,034

(1)
See footnote (1) on page 6 of this press release for the definitions of NOI and Cash Basis NOI and page 3 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)
For the three months ended June 30, 2019 and 2018, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of June 30, 2019 and that it owned continuously since April 1, 2018.

(3)
For the six months ended June 30, 2019 and 2018, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of June 30, 2019 and that it owned (including for the period SIR owned ILPT's properties prior to the IPO) continuously since January 1, 2018.

(4)
ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Real estate properties:
Land	$745,422	$670,501
Buildings and improvements	1,546,858	791,895
	2,292,280	1,462,396
Accumulated depreciation	(109,488)	(93,291)
	2,182,792	1,369,105
Acquired real estate leases, net	149,819	75,803
Cash and cash equivalents	15,350	9,608
Rents receivable, including straight line rents of $56,972 and $54,916, respectively	59,793	56,940
Deferred leasing costs, net	6,091	6,157
Debt issuance costs, net	3,692	4,430
Due from related persons	826	1,390
Other assets, net	10,229	11,178
Total assets	$2,428,592	$1,534,611

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$608,000	$413,000
Mortgage notes payable, net	749,485	49,195
Assumed real estate lease obligations, net	18,665	18,316
Accounts payable and other liabilities	18,711	12,040
Rents collected in advance	8,326	6,004
Security deposits	6,514	6,130
Due to related persons	3,139	1,653
Total liabilities	1,412,840	506,338

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,088,189 and 65,074,791 shares issued and outstanding, respectively	651	651
Additional paid in capital	998,836	998,447
Cumulative net income	119,559	89,657
Cumulative other comprehensive income	137	—
Cumulative common distributions	(103,431)	(60,482)
Total shareholders' equity	1,015,752	1,028,273
Total liabilities and shareholders' equity	$2,428,592	$1,534,611

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever ILPT uses words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "will", "may" and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:

•
Mr. Murray notes ILPT's completion of two portfolio acquisitions and that these properties have been integrated into ILPT's existing portfolio operations. This may imply that all integration related activities and any expected resulting cost or other efficiencies have been or will be realized. However, full integration may require additional time and effort and any expected integration efficiencies may not be realized or maintained.

•
Mr. Murray's statements in this press release regarding ILPT's leasing activity may imply that ILPT will achieve similar or better leasing results in the future. However, leasing activity depends on various factors, including the timing for when existing leases expire, leasing demand for ILPT's properties, ILPT's ability to successfully compete for tenants and other economic and market conditions. As a result, ILPT may not realize similar or better leasing results in the future.

The information contained in ILPT's filings with the SEC, including under "Risk Factors" in ILPT's periodic reports, or incorporated therein, identifies other important factors that could cause ILPT's actual results to differ materially from those stated in or implied by ILPT's forward-looking statements. ILPT's filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

(END)